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                                                                    Exhibit 99.1

[EYETECH LOGO]

FOR IMMEDIATE RELEASE
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Contact:

Karin Hehenberger M.D., Ph.D.
Senior Director, Scientific and External Affairs
Office: (212) 824-3176
Fax: (212) 824-3240
Email : karin.hehenberger@eyetech.com
www.eyetech.com

      Eyetech Pharmaceuticals, Inc. Acquires Potential Second Source Supply
              Further Solidifying Commitment to Aptamer Production

NEW YORK, November 15, 2004-- Eyetech Pharmaceuticals, Inc. (Nasdaq: EYET) has purchased most of the assets of the Transgenomic, Inc. (Nasdaq: TBIO) oligonucleotide manufacturing facility, located in Boulder, Colorado. The purchase price was $3.0 million in cash, plus the assumption of certain equipment and facilities leases associated with the facility. The facility provided contract manufacturing services for pre-clinical and clinical products that support the development of nucleic acid-based therapeutic and diagnostic products.

"We consider Transgenomic Boulder to be a leading facility in the area of oligonucleotide manufacturing with a team of first class employees and we are pleased to announce this deal," said David R. Guyer, M.D., Eyetech's Chief Executive Officer. "Eyetech is focused on delivering life-improving therapies to patients. This agreement expands on our current product development and manufacturing capabilities and will allow us flexibility to respond to current and future demands for aptamer products critical to our business strategy."

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Eyetech Pharmaceuticals,Inc. Acquires Potential Second Source Supply Further
Solidifying Commitment to Aptamer Production
Page 2 of 3

Together with its workforce, the Boulder facility provides unique strength and expertise in supporting the manufacture of next-generation nucleic acid chemistries during the transition from the bench to early production-scale manufacture for clinical trials. Eyetech views this purchase as a strategic investment that expands the company's capabilities in the field of oligonucleotide synthesis. Eyetech plans to invest in appropriate infrastructure at the manufacturing facility in Boulder to prepare it as a second-source for commercial scale production of the active pharmaceutical ingredient (API) for Macugen(TM) (pegaptanib sodium injection), which, after regulatory approval, would be sold by Eyetech and Pfizer Inc under their collaboration. In addition, Eyetech plans to use the current assets to produce aptamers, and potentially other oligonucleotides, in support of internal development programs for its ophthalmic pipeline.

About Eyetech Pharmaceuticals, Inc.

Eyetech Pharmaceuticals, Inc. is a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye. Eyetech's initial focus is on diseases affecting the back of the eye. The company's most advanced product candidate is Macugen(TM) (pegaptanib sodium injection), which Eyetech is developing with Pfizer Inc for the prevention and treatment of diseases of the eye and related conditions. Eyetech's lead clinical trials include two phase 2/3 pivotal clinical trials for the use of Macugen in the treatment of neovascular age-related macular degeneration, a phase 2 clinical trial for the use of Macugen for the treatment of diabetic macular edema and a phase 2 clinical trial for the use of Macugen in the treatment of retinal vein occlusion.

Eyetech Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in

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Eyetech Pharmaceuticals,Inc. Acquires Potential Second Source Supply Further
Solidifying Commitment to Aptamer Production
Page 2 of 3

our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to: new information arising out of the preliminary clinical trial results, our heavy dependence on the success of Macugen, which is still under development; our dependence on our strategic collaboration with Pfizer; obtaining regulatory approval to market Macugen and any other products that we may develop in the future; our dependence on third parties to manufacture Macugen; obtaining, maintaining and protecting the intellectual property incorporated into our product candidates; and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in the "Risk Factors" section of our most recent quarterly report on Form 10-Q filed with the SEC. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

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